EXHIBIT 99.2

 The Most Reliable Renewable  Q3 Earning Call November 10, 2016  1
 The Most Reliable Renewable  Q3 Earning Call November 10, 2016  1

     Forward-Looking Statements  We would like to remind you that the information provided during this call, and in this presentation, may contain forward-looking statements relating to current expectations, estimates, forecasts and projections about future events that are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the company’s plans, objectives and expectations for future operations and are based on management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertaintiesDuring the call, and in this presentation, we will present non-GAAP financial measures such as EBITDA, adjusted EBITDA, and adjusted Net Income. Reconciliation to the most directly comparable GAAP measures and management’s reasons for presenting such information is set forth in the press release that was issued last night. Because these measures are not calculated in accordance with U.S. GAAP, it should not be considered in isolation from our financial statements prepared in accordance with GAAPThe company does not assume the obligation to update any forward-looking statement.All financial information presented in U.S. dollars unless otherwise indicated.   2

                       Dennis Gilles, ceo      Agenda  Introduction: Dennis Gilles, ceo  Financial Summary: Kerry Hawkley, cfo  Ops/Development Update: Douglas Glaspey, president & coo  Summary & Guidance: Dennis Gilles, ceo     ExplplcePpLaplllent Pipeline of Development Projects Lpl  Q&A  3

                          Approved 1 for 6 share consolidation   Testing newly drilled wells at San Emidio II   16th quarter of positive ebitda and cash flow from operations    Elected two, new independent directors to BOD  Major Highlights     Drilling and testing of first large diameter well at El Ceibillo   Finalized award of $1.5 million grant by the DOE  4

 FinancialSummary  5

       Balance Sheet(unaudited)    September 30, 2016  September 30, 2015  Total Assets  $240,099,547  $228,067,990  Total Liabilities  $111,423,651  $97,827,809  Net Stockholder’s Equity  $103,657,742  $100,800,983  Non-controlling Interests  $25,018,154  $43,939,437  Shares Outstanding  113,424,492*  107,601,425  6  * ~18.9 million shares outstanding post share consolidation

       Statement of Operations(unaudited)   * See accompanying press release for definition of EBITDA and Adjusted EBITDA    3 Months Ending September 30    9 Months Ending September 30      2016  2015  2016  2015  Revenue  $6,733,294  $6,929,847  $20,900,850  $21,264,888  Income Before Taxes  $178,230  $765,079  $771,358  $2,283,113  Net Income Attributable to USG  ($150,498)  $280,864  ($492,823)  $781,179  ($ Millions)          EBITDA* (consolidated)  3.00  3.27  8.74  9.86  Adjusted EBITDA* (consolidated)  3.34  3.56  10.63  10.91            EBITDA* (USG portion)  1.66  1.95  4.39  6.01  Adjusted EBITDA* (USG portion)  2.00  2.24  6.28  7.06  7

       Statement of Cash flows(unaudited)    9 Months Ending September 30      2016  2015  Beginning Cash Balance  $8,654,375  $12,994,975  Cash Generated by Operations  $7,520,069  $9,137,872  Investing Activities  ($14,175,891)  (3,544,542)  Financing Activities  $11,064,429  ($7,415,730)  Ending Cash Balance  $13,062,982  $11,172,575  8

 Operating Power Plants  9

 All Operating Plants    Fleet-wide Total   3 Months Ending Sept. 30    9 Months Ending Sept. 30      2016  2015  2016  2015  Availability Megawatt Hours  99.6%66,055  93.3%68,372  97.4%228,722  97.0%237,244  10

   Neal Hot Springs Plant    3 Months Ending Sept. 30    9 Months Ending Sept. 30      2016  2015  2016  2015  Availability  99.5%  98.5%  98.4%  97.6%  Megawatt Hours  29,758  33,497  122,523  124,229  11

 San Emidio Plant       3 Months Ending Sept. 30    9 Months Ending Sept. 30      2016  2015  2016  2015  Availability  99.2%  98.9%  94.7%  99.6%  Megawatt Hours  19,675  18,924  54,247  59,170  12

 Raft River Plant   Goldman Sachs (5%)Tax equity ownership structure5% Cash Flow, 99% Tax Credits      3 Months Ending Sept. 30    9 Months Ending Sept. 30      2016  2015  2016  2015  Availability  100%  82.7%  99.2%  93.8%  Megawatt Hours  16,622  15,950  51,953  53,845  13

 Growthupdate  San Emidio II ProjectSan Emidio I in background  14

     Recent Drilling Activities  Completed deepening and testing of 2 existing temperature gradient wellsBoth wells encountered high permeability and a hotter resource than Phase I resourceInitial indication of larger than expected commercial resource  San Emidio II  Raft River    Completed drilling leg off of well RRG-2Well returned to production and heat up is in progress – Expect to complete by end of NovemberTesting and evaluating RRG-5 for Supplemental Production    Completed drilling and testing of a production size well Results indicate the shallow resource is commercialPlan to drill and test deep resource  El Ceibillo, Guatemala    3 Drill rigs active  15

       Expand Existing Operating Projects  Modify existing wells Increase generation up to 3 MWIncrease revenue by $1.0 - $1.8 million/yearTarget completion: Q1-2017    Total of 6 MW from Expanding Existing Projects  Raft River:  Neal Hot Springs:  Install Hybrid CoolingIncrease summer generation by ~ 8 MW = Increase annual average by ~3 MWIncrease revenue by $2.5 – $3.0 million/yearTarget completion: Q3-2017  16

                  Anticipate Strong Q4 Performance   Reaffirm Full-year 2016 Financial Guidance     One-time Non-recurring Expenses - $0.99 M Impact  Key Highlights   Extraordinary Mechanical Challenges - $2.3 M Impact       17

       2016 Full Year Guidance  Consolidated  ($ Millions)  Operating Revenue  29 - 34   Adjusted EBITDA  15 - 19   EBITDA  14 - 18  Net Income, as Adjusted  4 - 8   US Geothermal Only (less minority interests)    Adjusted EBITDA  9 - 12   Net Income, as Adjusted  1 - 4   Note: See accompanying press release for definition of EBITDA, Adjusted EBITDA, and Net Income As Adjusted.  18

                      Outlook for Power Purchase Agreements   Increased outreach and market visibility     Market Evolution – CCA’s and Large Industrials  Additional highlights  96 MW of Advance Stage Development & Expansion Projects    r Q & A jects Lpl  19

 The Most Reliable Renewable  NYSE MKT:HTM  WGP Geysers Project  20